EXHIBIT 4.2

EXECUTION COPY

MERITAGE HOMES CORPORATION,

as Issuer,

THE GUARANTORS NAMED HEREIN

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

DATED AS OF SEPTEMBER 18, 2012

TO INDENTURE

DATED AS OF SEPTEMBER 18, 2012

Relating To

1.875% Convertible Senior Notes Due 2032

TABLE OF CONTENTS

		Page
ARTICLE ONE

DEFINITIONS

Section 1.01	Capitalized Terms	1
Section 1.02	References	2
Section 1.03	Definitions	2
Section 1.04	References to Interest	11

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01	Designation and Principal Amount	11
Section 2.02	Maturity	11
Section 2.03	Form and Payment	11
Section 2.04	Interest	12
Section 2.05	Transfer, Exchange and Conversion	12
Section 2.06	Purchase and Cancellation	13

ARTICLE THREE

REDEMPTION AND REPURCHASE

Section 3.01	Optional Redemption	13
Section 3.02	Notice to Trustee	14
Section 3.03	Selection of Notes to be Redeemed	14
Section 3.04	Effect of Redemption Notice	15
Section 3.05	Deposit of Redemption Price	15
Section 3.06	Notes Redeemed in Part	15
Section 3.07	Repurchase at Option of Holders	16
Section 3.08	Purchase at Option of Holders Upon a Fundamental Change	18

ARTICLE FOUR

CONSOLIDATION, MERGER AND SALE OF ASSETS

ARTICLE FIVE

CONVERSION OF NOTES

Section 5.01	Right to Convert	22
Section 5.02	Section 382 Limitation on Beneficial Ownership Upon Conversion	23
Section 5.03	Settlement Upon Conversion	23

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Section 5.04	Conversion Procedures	24
Section 5.05	Conversion Rate Adjustments	24
Section 5.06	Recapitalizations, Reclassifications and Changes to the Common Stock	32
Section 5.07	Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event	33
Section 5.08	Reserved Shares	35
Section 5.09	Trustee Adjustment Disclaimer	35

ARTICLE SIX

GUARANTEE OF NOTES

Section 6.01	Guarantee	35
Section 6.02	Execution and Delivery of Guarantee	36
Section 6.03	Limitation of Guarantee	37
Section 6.04	Release of Guarantor	37
Section 6.05	Waiver of Subrogation	37
Section 6.06	Costs and Expenses	38

ARTICLE SEVEN

EVENTS OF DEFAULT

Section 7.01	Events of Default	38
Section 7.02	Acceleration	40
Section 7.03	Additional Interest	40
Section 7.04	Suits	41
Section 7.05	Notice of Default	41

ARTICLE EIGHT

DISCHARGE

Section 8.01	Discharge	42
Section 8.02	No Defeasance	43

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Holders	43
Section 9.02	Supplemental Indenture with Consent of Holder	44

ARTICLE TEN

COVENANTS

Section 10.01	Reports	45

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SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE NO. 1, dated as of September 18, 2012 (the “Supplemental Indenture”), to the Indenture (defined below) among Meritage Homes Corporation (the “Issuer”), a Maryland corporation, each of the Guarantors named herein (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of September 18, 2012 (the “Base Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided (“Securities”);

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its 1.875% Convertible Senior Notes due 2032 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, pursuant to the terms of the Notes, the Guarantors will fully and unconditionally guarantee the obligations of the Issuer under the Notes and the Indenture, on a senior and unsubordinated basis (the “Guarantees”); and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, and to make the Guarantees, when executed by the Guarantors and when the Notes are authenticated and delivered by the Trustee, the valid obligations of the Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Capitalized Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02 References. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03 Definitions. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Interest” has the meaning provided in Section 7.03.

“Additional Shares” has the meaning provided in Section 5.07(a).

“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the Guaranteed Obligations), but excluding liabilities under the Guarantee of the Notes, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Issuer in respect of the Guaranteed Obligations of such Guarantor), excluding debt in respect of the Guarantee of the Notes of such Guarantor, as they become absolute and matured.

“Bankruptcy Event” means the commencement of any case under the Bankruptcy Code (Title 11 of the United States Code) or the commencement of any other bankruptcy, reorganization, receivership, or similar proceeding under any federal, state or foreign law or by or against any Person for whom the Issuer or a Restricted Subsidiary has executed a Springing Guarantee for the benefit of such Person; provided, however, that the filing of an involuntary case against such Person shall only be a Bankruptcy Event if: (i) such involuntary case is filed in whole or in part by the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary, or (ii) the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary shall in any way induce or participate in the filing, whether directly or indirectly, of an involuntary bankruptcy case against such Person or any other Person, and such involuntary case or proceeding is not dismissed with prejudice within 120 days of the filing thereof.

“Base Indenture” has the meaning provided in the recitals.

“Beneficial Owner” has the meaning provided in Section 2.03.

“Business Day” means any day other than (x) a Saturday, (y) Sunday or (z) a day on which state or federally chartered banking institutions or the Corporate Trust Office in New York, New York are not required to be open.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

A “Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2) any Permitted Holder has, or any Permitted Holders have, become the direct or indirect beneficial owners of our common equity representing more than 80%, in the aggregate, of the total outstanding Voting Stock of the Issuer;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors;

(4) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any consolidation, merger, combination or binding share exchange of the Issuer pursuant to which the Common Stock will be converted into, or exchanged for, cash, stock, other securities, or other property or assets; or (C) any sale, assignment, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any person other than one of its subsidiaries; provided that a transaction described in clause (B) above pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of the Issuer’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis- à -vis each other immediately prior to such transaction will not constitute a “Change of Control”; or

(5) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

However, notwithstanding the foregoing, a “Change of Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (4) of the definition of “Change of Control” above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the Reference Property for the Notes.

“Clause A Distribution” has the meaning provided in 5.05(c)(A).

“Clause B Distribution” has the meaning provided in 5.05(c)(A).

“Clause C Distribution” has the meaning provided in 5.05(c)(A).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m., New York City time, on such date as reported in composite transactions for The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m., New York City time, on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Common Stock” means the Issuer’s common stock, $0.01 par value per share.

“Conversion Agent” has the meaning provided in Section 2.05.

“Conversion Date” means the date a Holder complies with the relevant procedures for conversion.

“Conversion Notice” means a “Conversion Notice” in the form attached to Exhibit B attached hereto.

“Conversion Price” of a Note at any time is equal to $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Rate” shall initially be 17.1985 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article Five.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” has the meaning provided in Section 2.03.

“Effective Date” has the meaning provided in Section 5.07(b).

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Event of Default” has the meaning provided in Section 7.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” has the meaning provided in Section 5.05(e).

“Expiration Time” has the meaning provided in Section 5.05(e).

“Financial Services Subsidiary” means a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“Fundamental Change Notice” has the meaning provided in Section 3.08(c).

“Fundamental Change Purchase Date” has the meaning provided in Section 3.08(a).

“Fundamental Change Purchase Notice” has the meaning provided in Section 3.08(b).

“Fundamental Change Purchase Price” has the meaning provided in Section 3.08(a).

“Fundamental Change Purchase Right” has the meaning provided in Section 3.08(a).

“Guaranteed Obligations” has the meaning provided in Section 6.01.

“Guarantees” has the meaning provided in the recitals.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its guarantee.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means:

(1) any liability of any person:

(A) for borrowed money, or

(B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or

(C) for the payment of money relating to a Capitalized Lease Obligation, or

(D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; provided, however, that a Springing Guarantee shall not be deemed to be Indebtedness under this clause (2) until the earliest to occur of (a) the demand by a lender for payment under such Springing Guarantee, (b) the occurrence or failure to occur of any event, act or circumstance that, with or without the giving of notice and/or passage of time, entitles a lender to make a demand for payment thereunder or (c) a Bankruptcy Event;

(3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and

(4) any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (1), (2) and (3) above.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Basket” has the meaning provided in the definition of Unrestricted Subsidiary.

“Issue Date” means September 18, 2012.

“Issuer” has the meaning provided in the preamble.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Make-Whole Adjustment Event” means (i) any Change of Control (determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso in clause (4) of the definition thereof) and (ii) any Termination of Trading.

“Make-Whole Conversion Period” has the meaning provided in Section 5.07(a).

“Maturity Date” means September 15, 2032.

“Non-Recourse Land Financing” means any Indebtedness of the Issuer or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Issuer or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Issuer or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Liens or other recourse obligations or liabilities in respect of specific land or other real property interests of the Issuer or such Restricted Subsidiary; provided that recourse obligations or liabilities of the Issuer or such Restricted Subsidiary solely for indemnities, covenants (including, without limitation, performance, completion or similar covenants), or breach of any warranty, representation or covenant in respect of any Indebtedness, including liability by reason of any agreement by the Issuer or any Restricted Subsidiary to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring the Indebtedness, will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

“Notes” has the meaning provided in the recitals.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Repurchase Date” has the meaning provided in Section 3.07(a).

“Optional Repurchase Exercise Notice” has the meaning provided in Section 3.07(b).

“Optional Repurchase Notice” has the meaning provided in Section 3.07(d).

“Optional Repurchase Price” has the meaning provided in Section 3.07(a).

“Optional Repurchase Right” has the meaning provided in Section 3.07(a).

“Permitted Exchange” has the meaning provided in the definition of Termination of Trading.

“Permitted Holders” means Steven J. Hilton, his wife and children, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and any trust for the benefit of him or his wife or children.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redeemable Capital Stock” means any capital stock of the Issuer or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the securities or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Redemption Date” has the meaning provided in Section 3.01(a).

“Redemption Notice” has the meaning provided in Section 3.01(b).

“Redemption Price” has the meaning provided in Section 3.01(a).

“Reference Property” has the meaning provided in Section 5.06.

“Regular Record Date” has the meaning provided in Section 2.04.

“Relevant Distribution” has the meaning provided in Section 5.05(c).

“Restricted Subsidiary” means any Subsidiary of the Issuer, which is not: (i) a Financial Services Subsidiary or (ii) an Unrestricted Subsidiary.

“Section 382 Limitation” has the meaning provided in Section 5.02.

“Securities” has the meaning provided in the recitals.

“Settlement Amount” means the shares of Common Stock (along with the cash payment in lieu of any fractional share) the Issuer is required to deliver upon conversion of the Notes.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act of 1933 as such regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (ix) or (x) under “Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Spin-Off” has the meaning provided in Section 5.05(c)(B).

“Springing Guarantee” means a guarantee by a Person which by its express terms does not become effective until the occurrence of a Bankruptcy Event.

“Stock Price” has the meaning provided in Section 5.07(b).

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or comparable governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Successor” has the meaning provided in Article Four.

“Supplemental Indenture” has the meaning provided in the preamble.

“Termination of Trading” means the Common Stock (or Reference Property into which the Notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a “Permitted Exchange”), or the announcement by any such exchange on which the Common Stock (or such Reference Property) is trading that the Common Stock (or such Reference Property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any Permitted Exchange.

“Trading Day” means a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m., New York City time, or the then-standard closing time for regular trading on the relevant exchange or market and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed, a “trading day” means any Business Day.

“Trigger Event” has the meaning provided in Section 5.05(c)(A).

“Trustee” has the meaning provided in the preamble.

“Unrestricted Subsidiary” means a Subsidiary designated by the Issuer (evidenced by resolutions of the Board of Directors of the Issuer, delivered to the trustee certifying compliance with this definition) as a Subsidiary resulting from any investment (including any guarantee of indebtedness) made by the Issuer or any Restricted Subsidiary of the Issuer in joint ventures engaged in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof with unaffiliated third parties; provided that the aggregate amount of investments in all Unrestricted Subsidiaries shall not exceed (i) $15 million or (ii) such lesser amount as may be applicable to the corresponding investment limitation in any other capital markets Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any of its Restricted Subsidiaries which is outstanding on the Issue Date (with the amount of each investment being calculated based upon the amount of investments made on or after the date such joint venture becomes a Subsidiary) (the “Investment Basket”); provided, further that if the Issuer subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Restricted Subsidiary (evidenced by resolutions of the Board of Directors of the Issuer, delivered to the trustee certifying compliance with this definition) and causes such Subsidiary to comply with Section 10.02, then the amount of any investments in such Unrestricted Subsidiary made on or after the date such joint venture became a Subsidiary shall be credited against the Investment Basket (up to a maximum amount of (i) $15 million or (ii) such lesser amount as may be applicable to the corresponding investment limitation in any other capital markets Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any of its Restricted Subsidiaries which is outstanding on the Issue Date). As of the Issue Date, Buckeye Land, L.L.C., Arcadia Ranch L.L.C. and Sundance Buckeye, LLC are designated as Unrestricted Subsidiaries.

“Valuation Period” has the meaning provided in Section 5.05(c).

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.

Section 1.04 References to Interest. Any reference to interest on, or in respect of, any Note in this Supplemental Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 7.03. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount.

The Notes are hereby authorized and are designated the “1.875% Convertible Senior Notes due 2032.” The Notes issued on the Issue Date pursuant to the terms of this Indenture will be in an aggregate principal amount of up to $126,500,000, which amount shall be set forth in a written order of the Issuer for the authentication and delivery of the Notes pursuant to Section 2.02 of the Base Indenture. In addition, the Issuer may from time to time, without the consent of the Holders, reopen the Indenture and issue additional Notes under the Indenture with the same terms (other than the date of issuance and, in some cases, the date from which interest will initially accrue) as the Notes issued on the Issue Date in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number.

Section 2.02 Maturity.

The principal amount of the Notes will be payable on the Maturity Date.

Section 2.03 Form and Payment.

The Notes will be issued as global notes, in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000.

Principal and/or interest, if any, on the global notes representing the Notes will be made to The Depository Trust Company (the “Depositary”).

The global notes representing the Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

So long as the Depositary or its nominee is the registered owner of a global note, the Depositary or its nominee, as the case may be, will be the sole Holder of the Notes represented thereby for all purposes under the Indenture. Except as otherwise provided herein, each actual purchaser of each Note represented by a global note (“Beneficial Owner”) will not be entitled to receive physical delivery of certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no global note representing the Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a participant, on the procedures of the participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such global note or the Indenture.

The global notes representing the Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the global debt securities and a successor to the Depositary is not appointed within 90 days, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor to the Depository is not appointed by the Issuer within 90 days or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes and any Beneficial Owner requests that its Notes be issued in physical, certificated form. Upon any such exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the global notes representing the Notes, which names shall be provided by the Depositary’s relevant participants (as identified by the Depositary) to the Trustee. In such event the Issuer will execute, and subject to Section 2.03 of the Base Indenture, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global notes in exchange for such global notes. Upon the exchange of the global notes for such Notes in definitive registered form without coupons, in authorized denominations, the global notes shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the global notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

Section 2.04 Interest.

The Notes shall bear interest at a rate equal to 1.875% per year. Interest on the Notes shall accrue from September 18, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided upon for the Notes, as the case may be. Interest on the Notes shall be payable semi-annually in arrears on September 15 and March 15 or if any such day is not a Business Day, the immediately succeeding Business Day, commencing March 15, 2013 (each an “Interest Payment Date”), to the persons in whose names the Notes are registered at the Close of Business on September 1 and March 1 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date (a “Regular Record Date”).

Section 2.05 Transfer, Exchange and Conversion.

In addition to its obligations under Section 4.02 of the Base Indenture, the Issuer shall also cause to be kept at one of the offices or agencies maintained pursuant to Section 4.02 of the Base Indenture an office where Notes may be presented for conversion (the “Conversion Agent”).

The Issuer initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent for the Notes.

The Issuer reserves the right to:

(a) vary or terminate the appointment of the Registrar, Paying Agent or Conversion Agent;

(b) appoint additional Paying Agents or Conversion Agents; or

(c) approve any change in the office through which any Registrar or any Paying Agent or Conversion Agent acts.

The Issuer shall not be required to transfer or exchange any Note surrendered for purchase or conversion except for any portion of that Note not being purchased or converted, as the case may be.

Section 2.06 Purchase and Cancellation.

Each of the Registrar, Paying Agent and Conversion Agent (if other than the Trustee) will forward to the Trustee any Notes surrendered to it by Holders for transfer, exchange, payment or conversion. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee in the manner provided in the Base Indenture and may not be reissued or resold. No Notes shall be authenticated in exchange for any Notes cancelled, except as provided in the Base Indenture.

ARTICLE THREE

REDEMPTION AND REPURCHASE

Section 3.01 Optional Redemption.

(a) Prior to September 20, 2017, the Issuer may not redeem the Notes. On or after September 20, 2017 and prior to the Maturity Date, the Issuer shall have the right, at the Issuer’s option, at any time, and from time to time (each such date, a “Redemption Date”), to redeem all or part of the Notes for cash at a price (the “Redemption Price”) equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the applicable Redemption Date (unless the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to, but excluding, the Interest Payment Date will be paid to the Holders of such Notes as of the preceding Regular Record Date, and the price the Issuer is required to pay to the Holder of such Notes being redeemed will be equal to 100% of the principal amount of Notes being redeemed and shall not include any accrued and unpaid interest).

(b) At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail to the Trustee, the Paying Agent and to each Holder whose securities are to be redeemed a written notice of redemption (the “Redemption Notice”). Such notice shall state certain specified information, including:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the procedures a Holder must follow to have its Notes redeemed;

(d) the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(f) the CUSIP number or numbers, as the case may be, of the Notes to be redeemed; and

(g) the name and address of the Paying Agent and the procedures that Holders must follow in order to receive the Redemption Price; and

(h) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(c) At the Issuer’s request, upon written notice at least 45 days, but not more than 60 days, prior to the Redemption Date, the Trustee shall mail the Redemption Notice in the Issuer’s name and at the Issuer’s expense; provided, however, that the form and content of such notice shall be prepared by the Issuer.

Section 3.02 Notice to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01(a), it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the redemption is to be made and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Issuer 15 days prior to the mailing of the Redemption Notice (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.03 Selection of Notes to be Redeemed. If the Issuer has elected to redeem fewer than all the Notes pursuant to Section 3.01(a), the Trustee shall, within five Business Days after receiving the notice specified in Section 3.02, select the Notes to be redeemed by lot, provided that so long as the Notes are global Notes, such selection shall be made in accordance with the Depositary’s applicable procedures. Notes selected for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and the principal amount thereof to be redeemed. The Registrar need not register the transfer of or exchange any Notes that have been selected for redemption, except the unredeemed portion of the Notes being redeemed in part.

Section 3.04 Effect of Redemption Notice.

(a) Each Holder of Notes being redeemed shall receive payment of the Redemption Price on the later of (i) the Redemption Date, and (ii) the time of book-entry transfer or the delivery of such Holder’s Notes to the Paying Agent (except that, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date to the Holder(s) of such Notes at the Close of Business on such Regular Record Date without any requirement to surrender such Notes to the Paying Agent). The Paying Agent shall return to the Issuer, as soon as practicable and upon receipt of written instructions, any money not required for that purpose. If the Paying Agent holds money on the Redemption Date sufficient to pay the Redemption Price of the Notes being redeemed, then:

(a) such Notes shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Paying Agent); and

(b) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Redemption Price and, if the Redemption Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).

(b) If the Issuer calls any or all of the Notes for redemption pursuant to Section 3.01(a), the right to convert the Notes called for redemption in accordance with Article Five of this Supplemental Indenture shall expire at the Close of Business on the second Business Day prior to the Redemption Date, unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of such Notes may convert them until the Redemption Price has been paid or duly provided for in accordance with Section 3.04(a).

Section 3.05 Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

Section 3.06 Notes Redeemed in Part.

(a) Any Note that is to be redeemed only in part shall be delivered pursuant to Section 3.03 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall promptly execute, and the

Trustee shall promptly authenticate and make available for delivery to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not being redeemed.

(b) If the Trustee (or, in the case of Global Securities, the Depositary) selects a portion of a Holder’s Notes for partial redemption pursuant to Section 3.03 and the Holder exchanges a portion of its Notes, the exchanged portion will be deemed to be from the portion selected for redemption.

Section 3.07 Repurchase at Option of Holders.

(a) On each of September 15, 2017, September 15, 2022 and September 15, 2027 (each, an “Optional Repurchase Date”) each Holder shall have the right to require the Issuer to purchase for cash (an “Optional Repurchase Right”) all or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, at a purchase price (“Optional Repurchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Optional Repurchase Date (unless the Optional Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to, but excluding, the Interest Payment Date shall be paid to the Holders of such Notes as of the preceding Regular Record Date, and the price the Issuer is required to pay to the Holder surrendering the Notes for purchase shall be equal to 100% of the principal amount of Notes subject to purchase and shall not include any accrued and unpaid interest).

(b) To exercise its Optional Repurchase Right, for Notes held in book entry form, in accordance with the Depositary’s applicable procedures. For certificated Notes, a Holder must deliver written notice (an “Optional Repurchase Exercise Notice”) of its exercise of the Optional Repurchase Right to the Paying Agent , in the form set forth in the global note attached as Exhibit B to this Supplemental Indenture, in each case duly completed and signed, with appropriate signature guarantee, specifying the Notes for which the Optional Repurchase Right is being exercised, at any time from the Open of Business on the date that is 20 Business Days prior to the relevant Optional Repurchase Date until the Close of Business on the Business Day immediately preceding such Optional Repurchase Date. Such Optional Repurchase Exercise Notice shall state:

(a) if such Notes are represented by certificates, the certificate number(s) of the Notes that the Holder will deliver to be repurchased, if such Notes are Global Securities, the Optional Repurchase Exercise Notice must comply with appropriate Depositary procedures;

(b) the portion of the principal amount of Notes to be repurchased, which must be in a minimum principal amount of $1,000 or an integral multiple of $1,000; and

(c) that such Notes are to be repurchased pursuant to the terms and conditions specified in this Section 3.07.

(c) Any Holder that has delivered an Optional Repurchase Exercise Notice in accordance with Section 3.07(b) shall have the right to withdraw such Optional Repurchase Exercise Notice in whole or in part by delivery, at any time prior to Close of Business on the Business Day immediately preceding the Optional Repurchase Date, which withdrawal notice shall state:

(a) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof;

(b) if such Notes are certificated Notes, the certificate number(s) of such Notes to be so withdrawn; if such Notes are Global Securities, the withdrawal notice must comply with appropriate Depositary procedures; and

(c) the principal amount of the Notes that remain subject to the Option Repurchase Exercise Notice, if any, delivered by such Holder in accordance with Section 3.07(b), which amount must be $1,000 or an integral multiple thereof.

(d) The Issuer shall mail to the Trustee, the Paying Agent and to each Holder a written notice of each Holder’s Optional Repurchase Right (the “Optional Repurchase Notice”) not less than 20 Business Days prior to each Optional Repurchase Date. The Optional Repurchase Notice shall state:

(a) the last date on which a Holder may exercise its Optional Repurchase Right;

(b) the Optional Repurchase Price;

(c) the Optional Repurchase Date;

(d) the procedures required for exercise of the Optional Repurchase Right, and the procedures required for withdrawal of any such exercise; and

(e) the name and address of the Paying Agent.

No failure of the Issuer to give an Optional Repurchase Notice shall limit any Holder’s right pursuant hereto to exercise its Optional Repurchase Right.

(e) The Issuer shall be required to purchase Notes that have been validly surrendered for purchase and not withdrawn on the Optional Repurchase Date. Each Holder shall receive payment of the Optional Repurchase Price on the later of (i) the Optional Repurchase Date and (ii) the time of book-entry transfer or the delivery of such Holder’s Notes to the Paying Agent (except that, if such Optional Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder(s) of such Notes at the Close of Business on such Regular Record Date without any requirement to surrender such Notes to the Paying Agent). If the Paying Agent holds money on the Optional Repurchase Date sufficient to pay the Optional Repurchase Price of the Notes for which an Optional Repurchase Exercise Notice has been submitted and not validly withdrawn, then:

(a) such Notes shall cease to be outstanding and interest shall cease to accrue (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Paying Agent); and

(b) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Optional Repurchase Price and, if the Optional Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).

(f) No Notes may be purchased by the Issuer at the option of Holders if the principal amount of the Notes has been accelerated pursuant to Section 7.02, and such acceleration has not been rescinded, on or prior to the Optional Repurchase Date (except in the case of an acceleration resulting from an Event of Default by the Issuer in the payment of the Optional Repurchase Price with respect to such Notes).

(g) In connection with any offer to purchase the Notes on an Optional Repurchase Date, the Issuer shall:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules are applicable;

(b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(c) otherwise comply with all applicable federal and state securities laws;

provided that, to the extent that the provisions of such securities laws or regulations conflict with the provisions of this Section 3.07, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.06 by virtue of such compliance.

Section 3.08 Purchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs, unless the Issuer has exercised its option to redeem the Notes by notifying the Holders to that effect in accordance with the terms of Section 3.01 of this Supplemental Indenture, each Holder will have the option to require the Issuer to purchase for cash (a “Fundamental Change Purchase Right”) all or any portion of such Holder’s Notes in a minimum principal amount of $1,000 or an integral multiple of $1,000, on the day of the Issuer’s choosing that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change (such day, the “Fundamental Change Purchase Date”) at a purchase price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (unless the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date will be paid to Holders as of the preceding Regular Record Date, and the price the Issuer is required to pay to the Holder surrendering the Note for purchase will be equal to 100% of the principal amount of Notes subject to purchase and will not include any accrued and unpaid interest).

(b) A Holder must deliver written notice (a “Fundamental Change Purchase Notice”) of its exercise of this Fundamental Change Purchase Right to the Paying Agent during the period between the delivery of the Fundamental Change Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date in the form set forth in the global note attached as Exhibit B to this Supplemental Indenture, in each case duly completed and signed, with appropriate signature guarantee, specifying the Notes for which the Fundamental Change Purchase Right is being exercised. If a Holder wishes to withdraw this election, it must provide a written notice of withdrawal to the Paying Agent at any time until the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date. If the Notes are not in certificated form, the notice given by each Holder (and any withdrawal notice) must comply with applicable DTC procedures.

(c) The Issuer shall mail to the Trustee and to each Holder a written notice of a Fundamental Change (a “Fundamental Change Notice”) within five Business Days after the occurrence of such Fundamental Change and issue a press release announcing the occurrence of such Fundamental Change (and make a press release available on its website). A Fundamental Change Notice shall state certain specified information, including:

(a) the events causing the Fundamental Change;

(b) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;

(c) the last date on which a Holder may exercise the Fundamental Change Purchase Right;

(d) the Fundamental Change Purchase Price;

(e) the Fundamental Change Purchase Date;

(f) the Conversion Rate and any adjustments to the Conversion Rate, and the procedures required for exercise of a Holder’s right to convert its Notes;

(g) the procedures required for exercise of the Fundamental Change Purchase Right, and the procedures required for withdrawal of any such exercise; and

(h) the name and address of the Paying Agent and Conversion Agent.

No failure of the Issuer to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise their Fundamental Change Purchase Right.

(d) The Issuer shall be required to purchase Notes that have been validly surrendered for purchase and not withdrawn on the Fundamental Change Purchase Date. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been submitted and not validly withdrawn, then:

(a) such Notes shall cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent); and

(b) all other rights of the relevant Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).

(e) No Notes may be purchased by the Issuer at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated pursuant to Section 7.02, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from an Event of Default by the Issuer in the payment of the Fundamental Change Purchase Price with respect to such Notes).

(f) In connection with any Fundamental Change Purchase Right, the Issuer shall, to the extent applicable:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules as applicable;

(b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(c) otherwise comply with all applicable federal and state securities laws;

provided that, to the extent that the provisions of such securities laws or regulations conflict with the provisions of this Section 3.08, the Issuer shall comply with such securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.08 by virtue of such compliance.

(g) The Issuer’s obligation to pay the Fundamental Change Purchase Price for Notes for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn is conditioned upon the Holder effecting book–entry transfer of the Notes or delivering certificated Notes, together with necessary endorsements, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice. The Issuer shall cause the Fundamental Change Purchase Price to be paid promptly following the later of (i) the Fundamental Change Purchase Date and (ii) the time of book–entry transfer or delivery of certificated notes, together with such endorsements as may be necessary.

Article Three of the Base Indenture shall not apply to the Notes. In addition, no sinking fund is provided for the Notes.

ARTICLE FOUR

CONSOLIDATION, MERGER AND SALE OF ASSETS

Article Five of the Base Indenture is hereby replaced by the following:

The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and its Restricted Subsidiaries (taken as a whole) or (b) adopt a plan of liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above, no Default shall have occurred and be continuing.

Except as provided under Section 6.04, no Guarantor may consolidate with or merge with or into another Person, whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the Indenture; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

The Issuer shall deliver to the Trustee on or prior to the consummation of a transaction proposed pursuant to clause 1(b) of the first or second paragraph of this Section 5.01 an Officer’s Certificate and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture and constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

ARTICLE FIVE

CONVERSION OF NOTES

Section 5.01 Right to Convert.

(a) At any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, a Holder may convert all or any portion of its Notes at the Conversion Rate in effect on the Conversion Date. A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are in an integral multiple of $1,000 principal amount.

(b) Upon conversion of a Note, a Holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such Holder is the Holder on a Regular Record Date and such conversion occurs between such Regular Record Date and the Interest Payment Date to which it relates as described in Section 5.01(c), and the Issuer will not adjust the Conversion Rate to account for accrued and unpaid interest. Except as described in Section 5.01(c), the Issuer’s settlement of conversions pursuant to Section 5.03 shall be deemed to satisfy the Issuer’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date.

(c) Holders at the Close of Business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the Close of Business on the applicable Regular Record Date. Notes surrendered for conversion by a Holder after the Close of Business on any Regular Record

Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Notes; provided, however, that no such payment shall be required (1) if the Issuer has specified a Fundamental Change Purchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes.

(d) The Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of the Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax.

Section 5.02 Section 382 Limitation on Beneficial Ownership Upon Conversion. Notwithstanding Section 5.01, no Holder will be entitled to receive shares of Common Stock upon conversion, and any purported delivery of shares of Common Stock upon conversion of Notes shall be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause (i) such converting Holder to become the owner of 4.9% or more of the Common Stock (as provided in the Issuer’s articles of incorporation) or (ii) the Percentage Stock Ownership (as such term is defined in the Issuer’s articles of incorporation) in the Issuer of any owner of 4.9% or more of Common Stock to increase, unless such converting Holder has received prior approval of the Board of Directors (the “Section 382 Limitation”). If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Section 382 Limitation, the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares of Common Stock as promptly as practicable after such delivery (i) would not result in such converting Holder becoming an owner of 4.9% or more of Common Stock and (ii) would not cause the Percentage Stock Ownership in the Issuer of any owner of 4.9% or more of Common Stock to increase and such converting Holder gives notice thereof to the Issuer.

Section 5.03 Settlement Upon Conversion.

(a) Upon conversion, the Issuer shall deliver to Holders in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the relevant Conversion Date. No fractional shares will be issued upon conversion. Instead, the Issuer will pay cash in lieu of any fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(b) Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date, and with respect to the shares of Common Stock that are issuable upon such conversion, the Person in whose name the certificate or certificates for such shares will be registered shall be treated as the holder of record of such shares as of the Close of Business on the Conversion Date.

(c) The Issuer shall deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant Conversion Date.

Section 5.04 Conversion Procedures.

(a)(1) If a Note is represented by a certificated security, to exercise its right of conversion, a Holder must:

(a) complete and manually sign the Conversion Notice, with the appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice (which shall be irrevocable) to the Conversion Agent;

(b) surrender the certificated Note to the Conversion Agent;

(c) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent;

(d) pay all transfer or similar taxes if required pursuant to Section 5.01(d); and

(e) pay funds equal to interest payable on the next Interest Payment Date required by Section 5.01(c), or

(2) If a Note is represented by a global security, to exercise its right of conversion, a Holder must comply with Section 5.04(a)(1)(iv) and Section 5.04(a)(1)(v) above and the Depositary’s procedures for converting a beneficial interest in a global security.

(b) If a Holder has submitted its Notes for purchase upon a Fundamental Change, such Holder may only convert its Notes if it withdraws its Fundamental Change Purchase Notice prior to the Fundamental Change Purchase Date, pursuant to Section 3.07(b). If such Holder’s Notes are submitted for purchase upon a Fundamental Change, such Holder’s right to withdraw its Fundamental Change Purchase Notice and convert its Notes that are subject to purchase will terminate at the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date.

Section 5.05 Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Issuer issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Issuer subdivides or combines Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0` = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Any adjustment made under this Section 5.05(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this Section 5.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of Common Stock of any rights, options or warrants entitling such holders for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 5.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this Section 5.05(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock over the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration the Issuer receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

(c)(A) If an Ex-Dividend Date occurs for a distribution (a “Relevant Distribution”) of shares of the Issuer’s capital stock, evidences of the Issuer’s indebtedness or other assets or property of the Issuer or rights, options or warrants to acquire the Issuer’s capital stock or other securities, to all or substantially all holders of the Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under Section 5.05(a) or Section 5.05(b) above; (ii) dividends or distributions paid exclusively in cash covered under Section 5.05(d); and (iii) Spin-Offs), then the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 5.05(c) shall become effective immediately after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for the distribution.

For purposes of this Section 5.05(c)(A) (and subject in all respects to Section 5.05(f)):

(1) Rights, options or warrants distributed by the Issuer to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(a) are deemed to be transferred with such shares of the Common Stock;

(b) are not exercisable; and

(c) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.05(c) (and no adjustment to the Conversion Rate under this Section 5.05(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.05(c).

(2) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(3) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding clause (2) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.05(c) was made:

(a) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 5.05(d), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(b) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(4) For purposes of Section 5.05(a), Section 5.05(b) and this Section 5.05(c), if any dividend or distribution to which this Section 5.05(c) is applicable includes one or both of:

(a) a dividend or distribution of shares of Common Stock to which Section 5.05(a) is applicable (the “Clause A Distribution”); or

(b) an issuance of rights, options or warrants to which Section 5.05(b) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 5.05(c) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 5.05(a) and Section 5.05(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Record Date or immediately prior to the Open of Business on such effective date” within the meaning of Section 5.05(a) or “outstanding immediately prior to the Close of Business on the Record Date” within the meaning of Section 5.05(b).

(B) With respect to an adjustment pursuant to this Section 5.05(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	FMV + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the Spin-Off;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for the Spin-Off;

FMV = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Closing Sale Price” as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 = the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 5.05(c) shall be determined on the last day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off. In respect of any conversion during the Valuation Period for any Spin-Off, references within this Section 5.05(c)(B) related to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, the relevant Conversion Date.

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the Common Stock (other than any dividend or distribution in connection with the Issuer’s liquidation, dissolution or winding up), the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share of Common Stock the Issuer pays, or distributes, to all or substantially all holders of the Common Stock.

Any increase made under this Section 5.05(d) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this Section 5.05(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Issuer or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	AC + (OS x SP)
OS0 x SP

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 5.05(e) shall be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Expiration Date but shall be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 5.05(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f) To the extent that the Issuer has a rights plan in effect upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Issuer distributed to all holders of Common Stock, shares of the Issuer’s capital stock, evidences of indebtedness or other assets or property as described in Section 5.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) To the extent permitted by applicable law and applicable listing rules of The New York Stock Exchange and any other securities exchange on which the Issuer’s securities are then listed, (i) the Issuer is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Issuer’s best interest and (ii) the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. The Issuer must give at least 15 days’ prior notice of any such increase in the Conversion Rate.

(h) Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. Notwithstanding anything in this Section 5.05 to the contrary, the Issuer shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Issuer shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (2) regardless of whether the aggregate adjustment is less than 1%, (i) upon any required purchases of the Notes in connection with a Fundamental Change and (ii) upon any conversion of Notes.

(i) Whenever any provision of this Indenture requires the Issuer to calculate the Closing Sale Prices or the Stock Price for the purposes of a Make-Whole Adjustment Event over a span of multiple days, the Board of Directors make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, , the Expiration Date or the Effective Date of the event occurs, at any time during the period from which such Closing Sale Prices or Stock Prices are to be calculated.

(j) No adjustment to the Conversion Rate need be made for a given transaction if Holders of the Notes will be entitled to participate in that transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes divided by $1,000 and multiplied by the Conversion Rate would be entitled to participate.

(k) If the Issuer issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) the Issuer will not adjust the Conversion Rate pursuant to the above provisions until the earliest of these triggering events occurs; and (ii) the Issuer will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

(l) If the Issuer adjusts the Conversion Rate pursuant to the above provisions, the Issuer shall deliver to the Conversion Agent a certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based. In addition, the Issuer shall issue a press release containing the relevant information (and make the press release available on its website).

Section 5.06 Recapitalizations, Reclassifications and Changes to the Common Stock. In the event of:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(b) a consolidation, merger, combination or binding share exchange involving the Issuer; or

(c) a sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Issuer’s property and assets as an entirety or substantially as an entirety,

in each case, in which holders of Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property”), the Issuer or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture, providing that, at and after the effective time of such transaction, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. The supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 5.05. If the Reference Property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Issuer to purchase their Notes upon a Fundamental Change as described in Section 3.08, as the Board of Directors thereof reasonably considers necessary by reason of the foregoing. If the Notes become convertible into Reference Property, the Issuer shall notify the Trustee and issue a press release containing the relevant information (and make the press release available on its website).

For purposes of the foregoing, the type and amount of consideration that holders of the Common Stock are entitled to in the case of recapitalizations, reclassifications, changes of the Common Stock, consolidations, mergers, combinations, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Issuer shall notify Holders of the weighted average as soon as practicable after such determination is made. The Issuer shall not become a party to any such transaction unless its terms are consistent with the foregoing.

Section 5.07 Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.

(a) If the Effective Date of a Make-Whole Adjustment Event occurs prior to September 20, 2017 and if any Holder elects to convert its Notes at any time from, and including, the Effective Date of a Make-Whole Adjustment Event to, and including, the Business Day immediately preceding the related Fundamental Change Purchase Date, or if a Make-Whole Adjustment Event does not also constitute a Fundamental Change, the 40th scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event (the “Make-Whole Conversion Period”), the Conversion Rate will be increased by an additional number of shares of Common Stock (these shares being referred to as the “Additional Shares”) pursuant to Section 5.07(b) below. The Issuer will notify the Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of such Make-Whole Adjustment Event and issue a press release as soon as practicable after the Issuer first determines the anticipated Effective Date of such Make-Whole Adjustment Event (and make the press release available on its website). The Issuer will use its commercially reasonable efforts to give notice to Holders of the anticipated Effective Date for a Make-Whole Adjustment Event at least 30 scheduled Trading Days prior to the anticipated Effective Date.

(b) The number of Additional Shares, if any, by which the Conversion Rate will be increased for conversions in connection with a Make-Whole Adjustment Event will be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and (1) the price paid per share of the Common Stock in the Change of Control in the case of a Make-Whole Adjustment Event described in clause (2) of the definition of “Change of Control,” in the event that the Common Stock is acquired for cash, or (2) the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make-Whole Adjustment Event, in the case of any other Make-Whole Adjustment Event. The amount determined under the first or second clause of the preceding sentence, as applicable, is referred to as the “Stock Price.”

The Stock Prices set forth in the first row of the table below (i.e., column headers) and the number of Additional Shares in the table below will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 5.05. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and at the same time as the Conversion Rate pursuant to Section 5.05.

The following table sets forth the number of Additional Shares by which the Conversion Rate for each $1,000 principal amount of Notes shall be increased based on the Stock Price and the Effective Date:

Stock Price

Effective Date	$39.42	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
September 18, 2012	8.1693	6.4183	5.0963	3.3115	2.2322	1.5502	1.1118	0.8219	0.6342	0.5120	0.4348
September 15, 2013	8.1693	6.3042	4.9365	3.1134	2.0287	1.3607	0.9437	0.6791	0.5142	0.4138	0.3550
September 15, 2014	8.1693	6.1310	4.7099	2.8428	1.7635	1.1232	0.7411	0.5150	0.3854	0.3134	0.2716
September 15, 2015	8.1693	5.8647	4.3703	2.4557	1.3995	0.8135	0.4919	0.3240	0.2445	0.2106	0.1869
September 15, 2016	8.1693	5.4458	3.8227	1.8384	0.8585	0.3994	0.2048	0.1411	0.1226	0.1087	0.0970
September 20, 2017	8.1693	5.0237	2.8015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(c) The exact Stock Price and Effective Date may not be set forth in the table in Section 5.07(b), in which case if the Stock Price is:

(a) between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(b) in excess of $130.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased; and

(c) less than $39.42 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased.

(d) Notwithstanding anything herein to the contrary, the Issuer may not increase the Conversion Rate to more than 25.3678 shares per $1,000 principal amount of Notes, provided that the Issuer will adjust such number of shares for the same events for which the Issuer will adjust the Conversion Rate pursuant to Section 5.05.

Section 5.08 Reserved Shares. The Issuer shall at all times reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes (assuming, for such purposes, that at the time of computation of such number of shares, all such Notes would be converted by a single Holder). The shares of Common Stock due upon conversion of a global note shall be delivered by the Issuer in accordance with the Depositary’s customary practices.

All shares of Common Stock issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Issuer.

The Issuer shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Notes and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Conversion Date.

Section 5.09 Trustee Adjustment Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article Five should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes. The Trustee shall not be responsible for making any calculations hereunder nor the Issuer’s failure to comply with this Article Five. Each Conversion Agent (other than the Issuer or an affiliate of the Issuer) shall have the same protection under this Section 5.09 as the Trustee.

ARTICLE SIX

GUARANTEE OF NOTES

Section 6.01 Guarantee.

Subject to the provisions of this Article Six, each Guarantor, by execution of this Supplemental Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Supplemental Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise (the “Guaranteed Obligations”). Each Guarantor, by execution of this Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Supplemental Indenture, any failure to enforce the provisions of any such Note or this Supplemental Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 7.02, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

The Guarantees with respect to a Note are not convertible and shall automatically terminate when that Note is converted into Common Stock.

Section 6.02 Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 6.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 6.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

Section 6.03 Limitation of Guarantee.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 6.04 Release of Guarantor.

(a) A Guarantor shall be released from all of its obligations under its Guarantee if:

(a) all of the assets of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Supplemental Indenture (including Article Four); or

(b) all of the Equity Interests held by the Issuer and the Subsidiaries of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Supplemental Indenture (including Article Four);

and in each such case, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

Section 6.05 Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Supplemental Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that the waiver set forth in this Section 6.05 is knowingly made in contemplation of such benefits.

Section 6.06 Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs and expenses (including counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under Guarantees.

ARTICLE SEVEN

EVENTS OF DEFAULT

Section 7.01 Events of Default. The first paragraph of Section 6.01 of the Base Indenture is hereby replaced by the following:

Each of the following shall constitute an “Event of Default” under this Supplemental Indenture:

(a) the Issuer fails to pay the principal of any Note when due;

(b) the Issuer fails to deliver the Settlement Amount owing upon conversion of any Note within five calendar days;

(c) the Issuer fails to pay any interest on any Note when due, and such failure continues for 30 calendar days;

(d) the Issuer fails to pay the Fundamental Change Purchase Price of any Note when due;

(e) the Issuer fails to provide timely notice of a Fundamental Change or a Make-Whole Adjustment Event in accordance with the terms of this Supplemental Indenture;

(f) the Issuer fails to perform any other covenant required of it in this Supplemental Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i) through (v) above) and such failure continues for 30 days after notice of the failure has been given the Issuer by the Trustee or by the holders of at least 25% of the aggregate principal amount of the notes then outstanding;

(g) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b) results in the acceleration of such Indebtedness prior to its express final maturity or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates (i) $15.0 million or more or (ii) such lesser amount as may be applicable to the corresponding event of default in any other capital markets Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any of its Restricted Subsidiaries which is outstanding on the Issue Date;

(h) one or more judgments or orders that exceed (i) $15.0 million or (ii) such lesser amount as may be applicable to the corresponding event of default in any other capital market Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any of its Restricted Subsidiaries which is outstanding on the Issue Date, in each case, in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(i) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(j) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a custodian of the Issuer or any Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(k) any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Supplemental Indenture and the Guarantee).

Section 7.02 Acceleration. The following paragraph shall replace Section 6.02 of the Base Indenture:

If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 7.01 with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Supplemental Indenture. If an Event of Default specified in clause (i) or (j) of Section 7.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

Section 7.03 Additional Interest. Notwithstanding anything else in this Supplemental Indenture to the contrary, if the Issuer so elects, the sole remedy under the Indenture for an Event of Default relating to (i) the Issuer’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Issuer’s failure to comply with its reporting obligations to the Trustee and the Commission, pursuant to Section 10.01, will, for the 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”) at a rate equal to 0.25% of the principal amount of the Notes per annum for each day during the first 90 days after the occurrence of such Event of Default and 0.50% of the aggregate principal amount of the Notes per annum for each day from the 91st day through the 180th day following the occurrence of such Event of Default. The Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the reporting obligations in the Indenture first occurs to, but excluding, the 181st day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). Any such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with the reporting obligations described above first occurs, the Notes will be subject to acceleration as provided in Article Seven of this Supplemental Indenture.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Issuer’s failure to comply with the reporting obligations set forth in clauses (i) or (ii) of the immediately preceding paragraph, the Issuer must notify all Holders and the Trustee and Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Event of Default would otherwise occur. Upon the Issuer’s failure to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided above and in Section 7.02 of this Supplemental Indenture.

Section 7.04 Suits. The following shall be added to the end of Section 6.07 of the Base Indenture:

However, the limitations of Section 6.07 of the Base Indenture do not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on any Note on or after the applicable due date, the right to convert the Note or to receive the consideration due upon conversion or the right of a Beneficial Owner to exchange its beneficial interest in a global security representing Notes for a physical note if an Event of Default has occurred and is continuing, in each case, in accordance with this Indenture.

Section 7.05 Notice of Default. Section 7.05 of the Base Indenture shall be replaced with the following:

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders written notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Article Four, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

Payments of the Fundamental Change Purchase Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

ARTICLE EIGHT

DISCHARGE

Section 8.01 Discharge.

Section 8.01 of the Base Indenture is hereby replaced as follows:

This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes expressly provided for, rights under Section 2.07 of the Base Indenture, and the right to receive payment pursuant to the first paragraph of Section 8.07 of the Base Indenture), and the Trustee on Issuer Request, and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 2.04 of the Base Indenture) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation

(a) have become due and payable, or

(b) will become due and payable at their stated maturity within one year, or

(c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (a), (b), or (c) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash and/or (in the case of conversion) shares of Common Stock sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity, at any Optional Repurchase Date or Fundamental Change Purchase Date, on a Redemption Date or has satisfied the Issuer’s conversion obligations upon conversion (and determination of related Settlement Amounts), as the case may be; provided, however, in the event a petition for relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Issuer within 91 days after the deposit and the Trustee is required to return the deposited money to the Issuer, the obligations of the Issuer under this Indenture with respect to such Notes shall not be deemed terminated or discharged;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided or relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02 No Defeasance. Sections 8.02, 8.03 and 8.04 of the Base Indenture shall not apply to the Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders. Section 9.01 of the Base Indenture shall be replaced with the following:

Without the consent of any Holder, the Issuer, when authorized by a Board Resolution or Officers’ Certificate, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b) provide for the assumption by a successor corporation of the Issuer’s obligations under this Indenture;

(c) add additional Guarantees with respect to the Notes;

(d) secure the Notes;

(e) add to the Issuer’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(f) make any change that does not adversely affect the rights of any Holder as determined in good faith by the Board of Directors and evidenced by an Officer’s Certificate delivered to the Trustee;

(g) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(h) conform the provisions of this Indenture to the “Description of Notes” section in the preliminary prospectus supplement dated September 12, 2012 relating to the offering of the Notes, as supplemented by the related pricing term sheet dated September 12, 2012 to the extent that the Trustee receives an Officer’s Certificate stating that such provisions of this Indenture were intended to be a verbatim recitation of the applicable language in such “Description of Notes” and that the variance between the two was unintended.

Section 9.02 Supplemental Indenture with Consent of Holder. The first paragraph of Section 9.02 of the Base Indenture shall be replaced with the following:

With the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes affected by such supplemental indenture (which may include consents obtained in connection with a tender offer or exchange offer for notes) by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution or Officers’ Certificate, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, waiving any existing default in the Issuer’s compliance with any provision of the Indenture or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or of modifying in any manner the rights of the Holders of Notes under this Supplemental Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a) change the stated maturity of the principal of or any interest on the Notes;

(b) reduce the principal amount of or interest on the Notes;

(c) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(d) change the currency of payment of principal of or interest on the Notes or change any Note’s place of payment;

(e) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(f) modify the provisions with respect to the Fundamental Change Purchase Right of the Holders pursuant to Section 3.02 of this Supplemental Indenture in a manner adverse to Holders of Notes;

(g) change the ranking of the Notes;

(h) adversely affect the right of Holders to convert Notes, or reduce the Conversion Rate; or

(i) reduce the percentage required for modification, amendment or waiver of any provisions of this Supplemental Indenture.

ARTICLE TEN

COVENANTS

Section 10.01 Reports. The first paragraph of Section 4.03 of the Base Indenture is replaced with the following:

So long as any Notes are outstanding, the Issuer shall (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders within 15 days after the date on which the Issuer would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Issuer’s independent auditors. The Issuer shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Documents filed by the Issuer with the Commission via the EDGAR system will be deemed to have been furnished to the Trustee and the Holders as of the time such documents are filed via EDGAR.

Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained herein (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

Section 10.02 Additional Note Guarantees. If, after the Issue Date, the Issuer or any Restricted Subsidiary shall acquire or create another Restricted Subsidiary, then the Issuer shall cause such Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture:

(a) has been duly authorized, executed and delivered by such Restricted Subsidiary; and

(b) constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary in accordance with its terms.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01 Form of Notes. The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit B, which form is hereby incorporated in and made a part of this Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 11.02 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 11.03 Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 11.04 Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 11.05 Governing Law. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Issuer and each of the Guarantors submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Supplemental Indenture, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but neither the Issuer nor any of the Guarantors shall be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Issuer and each of the Guarantors agree that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

Section 11.06 Successors. All agreements of the Issuer in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Guarantors in this Supplemental Indenture and in the Guarantee shall bind their successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 11.07 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.08 Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.09 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.10 Calculations in Respect of the Notes. The Issuer and its agents shall be responsible for making the calculations called for under this Supplemental Indenture and the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any adjustments to the Conversion Rate, the consideration deliverable in respect of any conversion and accrued interest payable on the Notes. The Issuer will make all these calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on the Holders. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder upon the request of that Holder.

Section 11.11 Notices. Except as otherwise provided in this Supplemental Indenture, notice to registered Holders shall be given to the addresses as they appear in the register of securities. Notices shall be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by the Issuer, such notice may be given by the Trustee on the Issuer’s behalf (and the Issuer will make any notice it is required to give to Holders available on its website).

Section 11.12 No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator or stockholder of the Issuer will have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

GUARANTORS:

MERITAGE PASEO CROSSING, LLC By: Meritage Homes of Arizona, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By: Meritage Homes Construction, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By: Meritage Homes of Texas, LLC Its: Sole Member

By: Meritage Homes of Texas Holding, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.

By: Meritage Homes of Texas Holding, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC

By: Meritage Homes Construction, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC

By: Meritage Homes Construction, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By: Meritage Homes of California, Inc. Its: Sole Member and Manager

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By: Meritage Homes of Texas Holding, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OPERATING COMPANY, LLC

By: Meritage Holdings, L.L.C. Its: Manager

By: Meritage Homes of Texas Holding, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

WW PROJECT SELLER, LLC

By: Meritage Paseo Crossing. LLC Its: Sole Member

By: Meritage Homes of Arizona, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF NORTH CAROLINA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

CAREFREE TITLE AGENCY, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

M&M FORT MYERS HOLDINGS, LLC

By: Meritage Paseo Crossing, LLC Its: Sole Member and Manager

By: Meritage Homes of Arizona, Inc. Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President,Chief Financial Officer and Assistant Secretary

58

MERITAGE HOMES OF FLORIDA REALTY LLC

By: Meritage Homes of Florida, Inc.
Its: Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT A

[FORM OF GUARANTEE]

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the Holders of the 1.875% Convertible Senior Notes due 2032 (the “Notes”) issued pursuant to the indenture dated as of September 18, 2012 (the “Base Indenture”) by and between Meritage Homes Corporation. (the “Issuer”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 1, dated as of September 18, 2012, among the Issuer, the Guarantors named therein and the Trustee, as amended or supplemented (the “Supplemental Indenture”), and subject to the provisions of the Supplemental Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Six of the Supplemental Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Six of the Supplemental Indenture, and reference is hereby made to the Supplemental Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

Dated: [•]

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE-HOMES OF NEVADA, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF FLORIDA, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing. LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF NORTH CAROLINA, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CAREFREE TITLE AGENCY, INC.

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

M&M FORT MYERS HOLDINGS, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF FLORIDA REALTY LLC

By:	Meritage Homes of Florida, Inc.
Its:	Sole Member

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT B

[FORM OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO THE DEPOSITARY OR BY ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MERITAGE HOMES CORPORATION

1.875% Convertible Senior Notes due 2032

CUSIP [•]

ISIN [•]

No. [•]	$[•]

MERITAGE HOMES CORPORATION, a Maryland corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum [•] on September 15, 2032, at the office or agency of the Issuer referred to below, and to pay interest thereon, accruing from [•], on March 15 and September 15 in each year commencing [•], at the rate of 1.875% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the Close of Business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the Close of Business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of, and interest on, this Security will be made at the office appointed by the Issuer in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of securities or (ii) by wire transfer to an account maintained by the Person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated: [•]	MERITAGE HOMES CORPORATION

By:
[ ]

Attest:

[ ] Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 18, 2012 (herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as Trustee, herein called the “Trustee” (which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of this Security include the covenants and terms established by Supplemental Indenture No. 1, dated as of September 18, 2012, among the Issuer, the Guarantors named therein and the Trustee, pursuant to the authority granted under the Indenture (such terms and covenants shall be referred to herein collectively with the terms and covenants set out in the Indenture that are applicable to the Securities of this series as the “Indenture Terms”). Defined terms used herein that are not otherwise defined shall have the meanings given such terms in the Indenture Terms. This Security is one of the series designated on the face hereof, in an aggregate principal amount of $[•]. The Issuer may subsequently issue additional securities as part of this series of Securities under the Indenture.

Prior to September 20, 2017, the Issuer may not redeem the Securities. On or after September 20, 2017 and prior to the Maturity Date, the Issuer shall have the right, at the Issuer’s option, at any time and from time to time, to redeem all or part of the Securities at a price payable in cash equal to the Redemption Price. No sinking fund is provided for the Securities and the Securities will not be subject to defeasance.

Subject to the Indenture Terms, on each Optional Repurchase Date, each Holder of the Securities shall have the right to require the Issuer to purchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple of $1,000 at a price payable in cash equal to the Optional Repurchase Price

Subject to the Indenture Terms, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Issuer to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple of $1,000 on the Fundamental Change Purchase Date at a price payable in cash equal to the Fundamental Change Purchase Price.

The Securities shall be convertible into shares of Common Stock in accordance with Article Five of the Supplemental Indenture. To convert a Security, a Holder must satisfy the requirements of Section 5.04 of the Supplemental Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or any integral multiple of $1,000 principal amount.

Upon conversion of a Security, the Holder thereof shall be entitled to receive shares of Common Stock payable upon conversion in accordance with Article Five of the Supplemental Indenture, at the Conversion Rate specified in the Supplemental Indenture, as adjusted from time to time as provided in the Supplemental Indenture.

No Holder will be entitled to receive shares of Common Stock upon conversion, and any purported delivery of shares of Common Stock upon conversion of Securities shall be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause (i) such converting Holder to become the owner of 4.9% or more of the Common Stock (as provided in the Issuer’s articles of incorporation) or (ii) the Percentage Stock Ownership (as such term is defined in the Issuer’s articles of incorporation) in the Issuer of any owner of 4.9% or more of Common Stock to increase, unless such convert ing Holder has received prior approval of the Board of Directors. If any delivery of shares of Common Stock owed to a Holder upon conversion of Securities is not made, in whole or in part, as a result of the Section 382 Limitation, the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares of Common Stock as promptly as practicable after such delivery (i) would not result in such converting Holder becoming an owner of 4.9% or more of the Common Stock and (ii) would not cause the Percentage Stock Ownership in the Issuer of any owner of 4.9% or more of the Common Stock to increase and such converting Holder gives notice thereof to the Issuer.

The following constitute Events of Default: the Issuer fails to pay the principal of any Security when due; the Issuer fails to deliver the Settlement Amount owing upon conversion of any Security within five calendar days; the Issuer fails to pay any interest on any Security when due, and such failure continues for 30 calendar days; the Issuer fails to pay the Fundamental Change Purchase Price of any Security when due; the Issuer fails to provide timely notice of a Fundamental Change or a Make-Whole Adjustment Event in accordance with the terms of the Supplemental Indenture; the Issuer fails to perform any other covenant required of it in the Supplemental Indenture and such failure continues for 30 days after notice of the failure has been given the Issuer by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Securities then outstanding; default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any Restricted Subsidiary, whether such Indebtedness exists on the Issue Date or is incurred after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, (b) results in the acceleration of such Indebtedness prior to its express final maturity or (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates (i) $15.0 million or more or (ii) such lesser amount as may be applicable to the corresponding event of default in any other capital markets Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any of its Restricted Subsidiaries which is outstanding on the Issue Date; one or more judgments or orders that exceed (i) $15.0 million or (ii) such lesser amount as may be applicable to the corresponding event of default in any other capital market Indebtedness (other than Non-Recourse Land Financing) of the Issuer or any of its Restricted Subsidiaries which is outstanding on the Issue Date, in each case, in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; the Issuer or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its assets, or (d) makes a general assignment for the benefit of its creditors; a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case, (b) appoints a custodian of the Issuer or any Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or (c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Supplemental Indenture and the Guarantee).

If any Event of Default occurs and is continuing (other than an Event of Default specified in Clause (ix) or (x) of Section 7.01 of the Supplemental Indenture with respect to the Issuer), the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities of this series then outstanding may declare all amounts owing under Securities of this series to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Securities of this series shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Supplemental Indenture. If an Event of Default specified in clause (ix) or (x) of Section 7.01 of the Supplemental Indenture with respect to the Issuer occurs, all outstanding Securities shall become due and payable without any further action or notice. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities of this series may direct the Trustee in its exercise of any trust or power conferred upon the Trustee with respect to such Securities. The Trustee may withhold from Holders of the Securities of this series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuer must furnish an annual compliance certificate to the Trustee.

The Supplemental Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding. Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder of Securities in any material respect. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of this Security shall be conclusive and binding upon such Holders and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture Terms and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture Terms and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register of Securities, upon surrender of this Security for registration of transfer at the office or agency appointed by the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof. As provided in the Indenture Terms and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture Terms or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities of this series by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture Terms or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Wells Fargo Bank, National Association, the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its affiliates, and may otherwise deal with the Issuer or its affiliates as if it were not Trustee.

The Issuer will furnish to any Holder of the Securities of this series upon written request and without charge a copy of the Indenture. Requests may be made to: Meritage Homes Corporation, 17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255, Attention: Chief Financial Officer.

FORM OF CONVERSION NOTICE

MERITAGE HOMES CORPORATION

1.875% Convertible Senior Notes due 2032

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FORM OF REPURCHASE NOTICE

MERITAGE HOMES CORPORATION

1.875% Convertible Senior Notes due 2032

Certificate No. of Security:

If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.07 of the Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.06 of the Supplemental Indenture, state the principal amount to be so purchased by the Issuer:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on this Security)

Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)